Exhibit 16.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

Commissioners:

I have read the statements made by Visions-In-Glass, Inc., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 6, 2003. I agree with the statements concerning my Firm in such Form 8-K.

Very truly yours,



 /s/ Armando C. Ibarra
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Armando C. Ibarra